Exhibit 99.1

BioTime, Inc.	1301 Harbor Bay Parkway
Alameda, CA 94502
Tel: 510-521-3390
Fax: 510-521-3389
www.biotimeinc.com
www.embryome.com

BioTime Subsidiary OncoCyte Corporation Receives
Second $2,000,000 Equity Tranche;
BioTime Plans Additional $2,250,000 Investment

ALAMEDA, CA, January 7, 2010 – BioTime, Inc. (NYSE Amex: BTIM) announced that its subsidiary OncoCyte Corporation has completed the funding of the second tranche of a private equity offering through the sale of 3,000,000 shares of OncoCyte common stock for $2,000,000 to a private investor.  BioTime plans to invest an additional $2,250,000 of its own cash in OncoCyte during the first quarter of 2010.  OncoCyte plans to use these funds to accelerate its research efforts and to further develop its management team, staff, and business.

OncoCyte’s therapeutic strategy and goal is to utilize human embryonic stem cell technology to create genetically modified stem cells capable of homing to specific malignant tumors while carrying genes that can cause the destruction of the cancer cells.  This therapeutic use of human embryonic stem cells differs from most proposed industrial uses of stem cell technology in that OncoCyte’s goal is not the stable engraftment of the cells to regenerate tissue function, but rather a use of the unique properties of stem cells as a tool to eliminate malignant cells.  OncoCyte believes that its unique therapeutic strategy may be well-suited to the treatment of certain cancers for which no current therapies are effective, therefore fulfilling a current high unmet medical need.

OncoCyte is also organizing a Scientific Advisory Board of accomplished cancer physicians and researchers to provide advice and support for OncoCyte's scientific research and product development activities.  The initial members of the Scientific Advisory Board are Daopei Lu, M.D., Frank McCormick, Ph.D., W. Michael Korn, M.D., and Evan Y. Snyder, M.D., Ph.D.

In order to fund its planned additional investment of $2,250,000 in OncoCyte, and to fund other new opportunities, BioTime also announced today that it plans to offer holders of its common share purchase warrants listed on the NYSE Amex the opportunity, for a limited period of time, to exercise up to 3,000,000 warrants at a price of $1.70 per share, which represents a discount of $0.30 from the regular warrant exercise price of $2.00 per share.  After the expiration of the discount offer, the exercise price of the warrants will revert to $2.00 per share.  The commencement and expiration dates of the warrant discount offer have not yet been determined.  A post-effective amendment to a registration statement relating to the warrants and the discount offer has been filed with the Securities and Exchange Commission but has not yet become effective.  The warrant discount offer will not commence until the post-effective amendment to the registration statement becomes effective.

About Daopei Lu, M.D.

Professor Daopei Lu, M.D. served as director of Peking University Institute of Hematology from 1981-2005.  Dr. Lu was elected as a permanent member (academician) of Chinese Academy of Engineering, was elected as a member of the second presidium of CAE.  He is a member of Academic Committee of Peking University Health Science Center; Chair of Hematology at Peking University Health Science Center; a member of the Standing Committee of the Chinese Medical Association; Chairman of the Committee of Medical Nomenclature; President of the Chinese Society of Hematology CMA; and Chairman of the Committee of Hematologic Malignancies of the CACA.  In 2002, Dr. Lu was elected to be the vice president of Asian Hematology Association, and he was the Chairman of the 11th Congress of International Society of Hematology-Asian Pacific Division.  Dr. Lu is a prolific writer and medical researcher with publication of more than 300 peer-reviewed articles, reviews and book chapters.

About Frank McCormick, Ph.D.

Frank McCormick, Ph.D., F.R.S., is the Director of the University of California, San Francisco Helen Diller Family Comprehensive Cancer Center, and is the David A. Wood Distinguished Professor of Tumor Biology and Cancer Research and the E. Dixon Heise Distinguished Professorship in Oncology, and Associate Dean of the UCSF School of Medicine.  Before assuming his current affiliation with UCSF, Dr. McCormick was the founder and chief scientific officer at Onyx Pharmaceuticals.  He also previously served as vice president of research at Chiron Corporation, and vice president of research at Cetus Corporation.  Dr. McCormick received his Bachelor of Science degree in biochemistry from the University of Birmingham, England and his Ph.D. in biochemistry from the University of Cambridge, England.  Dr. McCormick has received numerous awards in recognition of his contributions to the field of cancer research, authored more than 200 scientific publications and edited five books, and holds 21 patents.

About W. Michael Korn, M.D.

W. Michael Korn, M.D. is an Associate Professor in Medicine at the University of California at San Francisco specializing in Gastroenterology and Medical Oncology.  He is Co-Director of the Center of Molecular Oncology at the USCF Helen Diller Family Comprehensive Cancer Center, where technologies for molecular tumor characterization are being used in the development of personalized cancer treatment protocols.  Dr. Korn is also a physician-scientist trained in medical oncology and gastroenterology.  Dr. Korn founded Targeted Therapeutics Consulting, Inc., an information technology company focused on the development of web-accessible databases (including CuraBase.com) for biomedical applications.  Dr. Korn is the principal investigator on various NIH-funded research projects, focusing on target identification in pathways down-stream of RAS using system-biology and mathematical modeling approaches.  Dr. Korn’s work has been published in prestigious scientific publications.

About Evan Y. Snyder, M.D., Ph.D.

Evan Y. Snyder is Professor and Director of the Program in Stem Cell & Regenerative Biology at the Burnham Institute for Medical Research in La Jolla, California. He was the founding director of the Stem Cell Research Center and initiated the Southern California Stem Cell Consortium. He is the principal investigator on numerous grants from CIRM (California Institute for Regenerative Medicine), including a $20 million disease-specific research grant focused on targeting stem cells to tumors to elicit their destruction. He received his M.D. and Ph.D. degrees at the University of Pennsylvania.  Prior to his appointment at the Burnham Institute, he was Chief Resident in Medicine and Chief Resident in Neurology at Harvard Medical School.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders.  BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc.  BioTime’s subsidiary OncoCyte Corporation focuses on the therapeutic applications of stem cell technology in cancer.  BioTime also plans to develop therapeutic products in China for the treatment of ophthalmologic, skin, musculo-skeletal system and hematologic diseases, including the targeting of genetically modified stem cells to tumors as a novel means of treating currently incurable forms of cancer through its subsidiary BioTime Asia.  In addition to its stem cell products, BioTime markets blood plasma volume expanders and related technology for use in surgery, emergency trauma treatment, and other applications.  BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements.  Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward Looking Statements
Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements.  Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements.  Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights.  Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings.  The company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Judith Segall, BioTime, Inc.
jsegall@biotimemail.com
510-521-3390, ext 301

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